SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  May 19, 2004

World Financial Network Credit Card Master Note Trust
WFN Credit Company, LLC

World Financial Network Credit Card Master Trust

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-113669, 333-113669-01, 333-113669-02	31-1772814
(Commission File Number)	(I.R.S. Employer Identification No.)

220 West Schrock Road, Westerville, Ohio	43801
(Address of Principal Executive Offices)	(Zip Code)

(614) 729-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.

Reference is made to the registration statement (the “Registration Statement”) on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) by World Financial Network Credit Card Master Trust, WFN Credit Company, LLC (“WFN Credit”) and World Financial Network Credit Card Master Note Trust (“Note Trust”), which became effective on April 26, 2004 and was assigned commission file numbers 333-113669, 333-113669-01 and 333-113669-02.

The following amendments were entered into by WFN Credit and the Note Trust on May 19, 2004:

(1)           Second Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of May 19, 2004, among World Financial Network National Bank, WFN Credit and BNY Midwest Trust Company; and

(2)           Third Amendment to the Transfer and Servicing Agreement, dated as of May 19, 2004, among World Financial Network National Bank, WFN Credit and the Note Trust.

The Receivables Purchase Agreement dated as of August 1, 2001, between World Financial Network National Bank and WFN Credit is also filed herewith as Exhibit 4.3 and incorporated into the Registration Statement.

Item 7.           Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Document Description

(a) Not applicable
(b) Not applicable
(c) Exhibit 4.1	Second Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of May 19, 2004, among World Financial Network National Bank, WFN Credit and BNY Midwest Trust Company
Exhibit 4.2	Third Amendment to the Transfer and Servicing Agreement, dated as of May 19, 2004, among World Financial Network National Bank, WFN Credit and the Note Trust
Exhibit 4.3

Receivables Purchase Agreement dated as of August 1, 2001, between World Financial Network National Bank and WFN Credit Company, LLC (incorporated by reference to Exhibit 4.8 of the Current Report on Form 8-K of WFN Credit Company, LLC and World Financial Network Credit Card Master Trust filed with the SEC on August  31, 2001, File No. 333-60418 and 333-60418-01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFN CREDIT COMPANY, LLC, as Co-Registrant and as depositor on behalf of WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST AND WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST, as Co-Registrants

Dated: August 3, 2004	By:	/s/ Robert P. Armiak
		Name:	Robert P. Armiak
		Title:	Senior Vice President & Treasurer